Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 15, 2015, in the Registration Statement (Form S-1) and related Prospectus of Natera, Inc. for the registration of shares of its common stock.

/s/ ERNST & YOUNG LLP

Redwood City, CA
June 1, 2015